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                                                                    EXHIBIT 99.1

                              SELSIUS SYSTEMS INC.
                            1997 STOCK INCENTIVE PLAN


1.      Purpose.

        The purpose of this Plan is to strengthen Selsius Systems Inc., a Delaware corporation (the "Company"), by providing an incentive to certain of its employees and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to such employees of the Company and its subsidiaries an added long-term incentive for high levels of performance and unusual efforts through subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Awards and Restricted Stock (as each term is herein defined.

2.      Definitions.

        For purposes of the Plan:

        2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (a) the highest prices per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control and (b) the highest Fair Market Value of a Share during the 90 day period ending on the date of a Change in Control.

        2.2 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

        2.3 "Award" means a grant of Restricted Stock, a Stock Appreciation Right, a Performance Award or any or all of them.

        2.4 "Board" means the Board of Directors of the Company.

        2.5 "Cause" means, unless otherwise defined in the agreement evidencing a particular Option or Award or unless otherwise defined in any separate employment agreement between an Eligible Individual and the Company or a Subsidiary, an Eligible Individual's (i) intentional failure to perform reasonable assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties of the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).



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        2.6 "Change in Capitalization" means any increase or reduction in the.
number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

        2.7 A "Change in Control" shall mean the occurrence during the term of the Plan and following an Initial Public Offering of:

                (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act),Other than Intecom Inc. or Lagardere SCA or any of their affiliates (individually or in the aggregate), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one percent (51%) or-more of the combined power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                (b) The individuals who, as of July 24, 1997, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened. "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                (c) Approval by stockholders of the Company of:



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                (i) A merger, consolidation or reorganization involving the
        Company, unless

                        (A) the stockholders of the Company, immediately before
                such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                        (B) the individuals who were members of the Incumbent
                Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the ,members of the board of directors of the Surviving Corporation or a corporation beneficially owning a majority of the Voting Securities of the Surviving Corporation,

                        (C) no Person other than the Company. any Subsidiary,
                any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty-one percent (51%) or more of the then outstanding Voting Securities has directly or indirectly, fifty-one percent (51%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                        (D) a transaction described in clauses (A) through (C)
                shall herein be referred to as a "Non-Control Transaction;"

                (ii) A complete liquidation or dissolution of the Company; or

                (iii) An agreement for the sale or other disposition of all or substantially all of the assets, of the Company to any Person (other than a transfer to a Subsidiary).

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by



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the Company. the Subject Persons becomes the Beneficial Owner of any additional
Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Persons, Control shall occur.

                2.8 "Code" means the Internal Revenue Code of 1986, as amended.

                2.9 "Committee" means a committee, as described in Section: 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

                2.10 "Company" means Selsius Systems Inc.

                2.11 "Disinterested Director" means a director of the Company who is a "non-employee director" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

                2.12 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

                2.13 "Eligible Individual" means any officer or employee of the Company or a Subsidiary, or any consultant or advisor who is receiving cash compensation from the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

                2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                2.15 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares-are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quote on the National Association of Securities Dealers Automated Quotation System or such market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

                2.16 "Grantee" means a person to whom an Award has been granted under the Plan.

                2.17 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

                2.18 "Initial Public Offering" means the consummation of the first public offering of Shares pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

                2.19 "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.



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                2.20 "Option" means a Nonqualified Stock Option, an Incentive
Stock Option, or either or both of them.

                2.21 "Optionee" means a person to whom an Option has been granted under the Plan.

                2.22 "Outside Director" means a director of the Company who is an "outside director" within the meaning Section 1.162-27(e) of the regulations as promulgated under the Code.

                2.23 "Parent" means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

                2.24 "Performance Awards" means Performance Units, Performance Shares (as each term is hereinafter defined), or either or both of them.

                2.25 "Performance Cycle" means the time period specified by the Committee at the time Performance Shares are granted during which the performance of the Company, a Subsidiary, or a Division will be measured.

                2.26 "Performance Objectives" has the meaning set forth in
Section 8.

                2.27 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 8.

                2.28 "Performance Unit" means Performance Units granted to an Eligible Individual under Section 8.

                2.29 "Plan" means this Selsius Systems Inc. 1997 Stock Incentive Plan.

                2.30 "Pooling Period" means, with respect to a Pooling Transaction, the period ending on the first date on which the combined entity resulting from such Pooling Transaction publishes thirty days of combined operating results.

                2.31 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                2.32 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 7.

                2.33 "Shares" means the common stock, par value $.01 per share, of the Company.

                2.34 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.



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                2.35 "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company

                2.36 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, that issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

                2.37 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the Parent, or a Subsidiary.

        3. Administration.

                3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not. fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held, Prior to the date of an Initial Public Offering, the Committee shall consist of at least two directors of the Company and may consist of the entire Board. From and after the date of an Initial Public Offering, the Committee shall consist of at least two directors of the Company each of whom shah be a Disinterested Director and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to identify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                        (a) Determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted, prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                        (b) select those Eligible Individuals to whom Awards shall be granted under the Plan, determine the number of Stock Appreciation Rights, Performance Awards, and/or Shares of Restricted Stock to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or Performance Objectives relating to



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Shares, and the maximum value of each Performance Share, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

                        (c) construe and interpret the Plan and the Options and Awards granted hereunder and establish, amend, and revoke rules and regulations for the administration of the plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement in the manner and to the extent it deems necessary or advisable so that the Plan complies with applicable law (including Rule 16b-3 under the Exchange Act and the Code to the extent applicable), and otherwise making the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding, and conclusive upon the Company, its Subsidiaries, the Optionees, the Grantees, and all other persons having any interest therein;

                        (d) determine the duration and purposes for leaves of absence that may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan

                        (e) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                        (f) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

        4. Stock Subject to the Plan.

                4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 233,956, provided, however. that in the aggregate, not more than one-third of the number of allotted shares may be made the subject of Restricted Stock Awards under Section 7 of the Plan and, provided, further, that the maximum number of Shares that any Eligible Individual may receive during the term of the Plan in respect of Options and Awards may not exceed 25,000 Shares and the maximum dollar amount that any Eligible Individual may receive during the term of the Plan in respect of Performance Units denominated in dollars may not exceed $100,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 10. The Company shall reserve for the purpose of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                4.2 Upon the granting of an Option or an Award the number of Shares available under Section 4.1 for the granting of further Option and Awards shall be reduced as follows:

                        (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), by the number of Shares in respect of which the Option or Award is granted or denominated.



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                        (b) In connection with the granting of a Performance
Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

                4.3 Whenever any outstanding Option or Award or portion thereof expires, is canceled, or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

                4.4 Notwithstanding anything contained in this Section 4, the number of Shares available for Options and Awards at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Options and Awards. In addition, during the period that any Options and Awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of Shares attributable to such Options and Awards for purposes of calculating the maximum number of Shares available for the granting of future Options and Awards under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Options and Awards.

        5. Option Grants.

                5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, no person shall receive any Incentive Stock Options unless he or she is an employee of the Company, or a Subsidiary at the time the Incentive Stock Option is granted.

                5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, the purchase price per Share under each Incentive Stock Option shall not be less than 100 % of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110 % in the case of Incentive Stock Option granted to a Ten-Percent Stockholder).

                5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee determines. provided that an Incentive Stock Option shall not be exercisable after the expiration of ten years from the date it is granted (five years in the case of an Incentive Stock Option granted to Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten years from the date it is granted. Subsequent to the granting of any Option, the Committee may extend the term thereof but in no event shall the term as so extended exceed the maximum term provided in the preceding sentence.



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                5.4 Vesting. Subject to Section 5.9, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, as a whole or in part, at any time after becoming. exercisable, but not later than the date the Option expires. The Committee may accelerate the time of exercise of any Option or portion thereof at any time.

                5.5 Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

                5.6 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding, and conclusive upon the beneficiaries, executors, administrators, heirs, and successors of the Optionee.

                5.7 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the, transfer of Shares to the Company upon such terms and conditions as determined by. the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) that are, from time to time, deemed acceptable by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                5.8 Rights of Optionees. No Optionee shall be deem for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option is exercised pursuant to the terms thereof, (b) the Company has issued and delivered the Shares to the Optionee, and (c) the Optionee's name is entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend, and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.




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                5.9 Effect of Change in Control. In the event of a Change of
Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x)(A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or
(2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided, however, that in the case of an Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option, during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option. In the event an Optionee's employment with the Company is terminated by the Company following a Change in Control each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or the expiration of the stated term of the Option.

        6. Stock Appreciation Rights.

                The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this
Section 6, be subject to the same terms and conditions as the related Option.

                6.1 Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

                6.2 Stock Appreciation Right Related to an Option.

                        (a) Exercise. Subject to Section 6.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable and shall not be transferable except to the extent the related Option is transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                        (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount



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determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount .payable with respect to any Stock Appreciation Right by including such a limitation in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                        (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 5.9, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the option is exercised or surrendered.

                6.3 Stock Appreciation Right Unrelated to an Option. The Committee grant to Eligible Individuals Stock Appreciation Rights unrelated to Options- Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.8), vesting and duration as the Committee determines, but in no event shall they have a term of greater than ten years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by
(b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such limitation in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                6.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

                6.5 Form of Payment. Payment of the amount determined under Sections 6.2(b) or 6.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share payment for the fractional Share shall be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 6.2(b) or 6.3 to an officer of the Company or a Subsidiary who is subject to liability under Section 16(b),of the Exchange Act unless the exercise of such Stock Appreciation Right is made either
(a) during the period beginning on the third business day and ending on the



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


twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings or (b) pursuant to an irrevocable election to receive cash made at least six months prior to the exercise of such Stock Appreciation Right.

                6.6 Restrictions. No Stock Appreciation Right may be exercised before the date six months after the date it is granted.

                6.7 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                6.8 Effect of Change in Control. In the event of a Change in Control but subject to Section 6.6, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a Grantee will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such grantee shall be entitled to exercise his Stock Appreciation right during the sixty (60) day period commencing upon the expiration of six (6) Months from the date of grant of any such Stock Appreciation Right. In the event a Grantee's employment with the Company is terminated by the Company following a Change in Control each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee's employment shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Grantee's employment or the expiration of the stated term of the Stock Appreciation Right.

        7. Restricted Stock.

                7.1 Grant. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that Inappropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7.

                7.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents that the Committee may require as a condition to the issuance of such Shares. If a Grantee fails to execute the Agreement evidencing a Restricted Stock Agreement, the appropriate blank stock powers, and, in the discretion of the Committee, an escrow agreements, and any other documents that the Committee require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and. void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award; shall be deposited with the stock powers with an escrow agent (which may be the Company) designated by Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                7.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee have lapsed in the manner set forth in
Section 7.4, such Shares shall not be sold, transferred or otherwise disposed of, pledged or otherwise hypothecated, or delivered to the Grantee.

                7.4 Lapse of Restrictions.

                        (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth such restrictions.

                        (b) Effect of Change in Control. Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth such provisions.

                7.5 Modification or Substitution. Subject to the term of the Plan, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                7.6 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, determines. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

                7.7 Delivery of Shares. Upon the lapse of the restrictions of Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

        8. Performance Awards.

                8.1 Performance Objective. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) pre-tax profits, (iii) net earnings, (iv) return on equity or assets, (v) revenues or (vi) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance Objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed or (ii) the date which is ninety (90) days after the commencement of the Performance Cycle.

                        (b) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

                8.2 Performance Units. The Committee, in its discretion, may grant Awards of Performance to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 8.2(b) of (i) in the case of Share denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee,
(ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within, which Performance Objectives must be satisfied.

                        (a) Vesting and Forfeiture. Subject to Sections 8.1(b) and 8.4, a Grantee shall become vested with respect to the Performance Unites to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

                        (b) Payment of Awards. Payment to Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 8.4, such payments may made entirely in

Shares valued at their Fair Market Value as of the last day of the applicable Performance Cycle or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

                8.3 (a) Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                        (b) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee,. an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                        (c) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8.3(c) or 8.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                        (d) Lapse of Restrictions. Subject to Sections 8.1(b) and 8.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                        (e) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                        (f) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

                8.4 Effect of Change in Control. In the event of a Change in
Control:

                        (a) With respect to the Performance Units, the Grantee shall (i) become vested in a percentage of Performance Units as determined, by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control in an amount as determined by the Committee at the time of the Award of such Performance Unit and as set forth in the Agreement.

                        (b) With respect to the Performance Shares, restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement. (C) The Agreements evidencing Performance Shares , and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

                8.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter any rights or obligations under the Agreement without the Grantee's consent.

        9. Effect of a Termination of Employment.

                The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary, or a Division (including a termination of change by reason of the sale of a Subsidiary or a Division), as the Committee, in its discretion, determines at the time the Option or Award is granted or thereafter.

        10. Adjustment Upon Changes in Capitalization.

                        (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual during the term of the Plan, (iii) the number and class of Shares or other stock or securities subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable, and (iv) the Performance Objectives, if any.

                        (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                        (c) If, by reason of a Change in Capitalization, a Grantee of an Award is entitled to, or an Optionee is entitled to exercise an Option with respect to, new, additional, or different shares of stock or securities, such new, additional, or different shares shall thereupon be subject to all of the conditions, restriction and performance criteria applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

        11. Effect of Certain Transactions.

                  11.1 Subject to Sections 5.9, 6.8, 7.4(b), 8.4 and 11.2 and as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions, and performance criteria applicable to the Options and Awards prior to such Transaction.

                  11.2 Subject to Sections 5.9, 6.8, 7.4(b) and 8.4 or as otherwise provided in an Agreement, in the event that, prior to an Initial Public Offering, Intercom Inc. and its affiliates sell all of the Shares of the Company that they own to a third party including by means of a transaction described in clause (b) of Section 11.1 (a "Third-Party Transaction"), the Company may require that each Optionee surrender any outstanding Option to the Company, in exchange for which the Optionee shall receive in respect of each Share subject to any Option so surrendered a cash payment equal to the fair market value of the consideration that each holder of a Share was entitled to receive in the Third Party Transaction, less the sum of
(i) the purchase price per Share under the Option, and (ii) a proportionate share (determined as if the Optionee was holder of the number of Shares covered by the Option) of fees, expenses and liabilities to be paid by the Company in connection with such Third Party Transaction.

        12. Interpretation.

                  Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

                        (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                        (b) To the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which any Option, Stock Appreciation Right or Performance Award may be granted during any one year period to any employee may not exceed 100,000. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance based compensation.

        13. Pooling Transactions.

                Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction , the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to
(i) deferring the vesting, exercise, payment, settlement, or lapsing of restrictions with respect to any, Option or Award, (ii) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any Option or Award. to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

        14. Termination and Amendment of the Plan.

                The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend. suspend the Plan; provided, however, that:

                        (a) No such amendment, modification, suspension, or termination shall impair with the impair or adversely alter any Options or Awards Heretofore granted under the Plan, except with the consent of the Optionee or Grantee or deprive any Optionee or Grantee of any Shares that he or she may have acquired through or as a result of the Plan; and

                        (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

        15. Non-Exclusivity of the Plan.

                  The adoption of the Plan by the Board shall not be construed as amending, modifying, or rescinding any previously approved incentive arrangement or as creating any limitation as on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        16. Limitation of Liability.

                  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                        (i) give any person any right to be granted an Option or
                Award other than at the sole discretion of the Committee;

                        (ii) give any person any rights whatsoever with respect
                to Shares except as specifically provided in the Plan;

                        (iii) limit in any way the right of the Company to
                terminate the employment of any person at any time; or

                        (iv) be evidence of any agreement or understanding,
                expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

        17. Regulations and Other Approvals: Governing Law.

                17.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to conflicts of law principles thereof.

                17.2 The obligation of the Company to sell deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                17.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                17.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the. consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, as a whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                17.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

        18. Miscellaneous.

                18.1 Multiple Agreements. The terms of each Option-or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

        18.2 Withholding of Taxes.

                        (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election

(the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or Grantee who may be subject to liability under Section 16(b) of the Exchange Act either: (a) in the case of a Taxable Event involving an Option or an Award (i) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (ii) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six
(6) months following a revocation of the Tax Election; or (b) in the case of the exercise of an Option (i) the Optionee makes the Tax Election at least six months after the date the Option was granted, (ii) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period"), and
(iii) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or (c) in the case of a Taxable Event relating to the payment of an Award (i) the Grantee makes the Tax Election at least six months after the date the Award was granted and (ii) the Tax Election is made (1) in the case of a Taxable Event occur-ring within a Window Period, during the Window Period in which the Taxable Event occurs, or (z) in the case of a Taxable Event not occurring within a window period, during the Window Period immediately preceding the Taxable Event relating to the Award. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (a) modify the provisions of this Section 18.2 (other than as regards director Options) or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (b) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

                        (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten days of such disposition, notify the Company. thereof, by delivery of written notice to the Company at its principal executive office.

                19. Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duty held in accordance with the applicable laws of the State of Delaware within 12 months of the adoption of the Plan by the Board.